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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2002



                          GLOBETEL COMMUNICATIONS CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


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
                   Delaware                                       0-23532                                   88-0292161
                   --------                                       -------                                   ----------

(State or other jurisdiction of incorporation)             (Commission File No.)                 (IRS Employer Identification No.)



              444 Brickell Avenue
                   Suite 522
                   Miami, FL                                                                                   33131
                   ---------                                                                                   -----

   (Address of Principal Executive Offices)                                                                 (Zip Code)
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       Registrant's telephone number, including area code: (828) 459-0916
                                                           --------------

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ITEM 5.  OTHER EVENTS

A Special Meeting of stockholders of American Diversified Group, Inc. ("ADGI") was held on July 24, 2002. The purpose of the special meeting was to consider and approve a plan (the "Plan") for the exchange of all outstanding shares (the "Exchange") of ADGI for an equal number of shares of the Registrant. The Registrant, which until approval of the Plan was a wholly-owned Delaware corporate subsidiary of ADGI, exchanged a share of its common stock for each outstanding share of ADGI common stock, effective upon approval of the Plan. Subsequently, ADGI will be merged into the Registrant, which will carry on the business formerly conducted by ADGI. Stockholders (other than any who elected appraisal rights) will be able to deliver their ADGI common stock certificates to Registrant and receive in exchange certificates evidencing an equal number of shares of Registrant's common stock.

Under the terms of the Plan, Stockholders of ADGI (other than any who elected appraisal rights) automatically became stockholders of Registrant when the Plan was approved, completing the reincorporation of ADGI as a Delaware corporation. Stockholder approval will not be required or sought for the subsequent merger of ADGI into Registrant. Members of ADGI's executive management will hold the same positions in Registrant's executive management.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibits: 99.1 GlobeTel Communications Corp Press Release, dated July 25, 2002.

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                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  GLOBETEL COMMUNICATIONS CORP.


                                                  By:  /s/ Jerrold R. Hinton
                                                       -------------------------
                                                  Name:  Jerrold R. Hinton
                                                  Title: President

Date:    July 25, 2002